NOT FOR IMMEDIATE RELEASE

Iterum Therapeutics Announces Filing of Winding Up Petition

DUBLIN, Ireland and CHICAGO, March 27, 2026 -- Iterum Therapeutics plc (in Provisional Liquidation) (Nasdaq: ITRM) (the “Company” or “Iterum” or “we”), a company focused on delivering next generation oral and IV antibiotics to treat infections caused by multi-drug resistant pathogens in both community and hospital settings, today announced that it has filed a petition in the High Court in Ireland to wind up the Company. An Order was made appointing Damien Murran and Jennifer McMahon, each of Teneo Restructuring (Ireland) Limited (the “Joint Provisional Liquidators”), as Joint Provisional Liquidators to the Company.

The petition is due to be heard on April 13, 2026. If a winding up order is made by the High Court, the Joint Provisional Liquidators will be confirmed as Joint Liquidators of the Company, and this will result in the winding up and, in due course, the ultimate dissolution of the Company. The Joint Provisional Liquidators were also appointed to the Company’s Irish subsidiary, Iterum Therapeutics International Limited (in Provisional Liquidation).

In determining to pursue a wind up, liquidation and dissolution, the Company considered, among other factors, (1) its limited available cash resources and the restrictions on its ability to raise additional capital due to a lack of shares available for issuance and constraints on the authority of the Company’s Board of Directors (the “Board”) to allot and issue shares following the results of shareholder voting at its recent extraordinary general meeting (the “EGM Voting Results”), (2) its inability to regain compliance with Nasdaq continued listing requirements following the EGM Voting Results, (3) the absence of an alternative strategic transaction acceptable to the Board in the context of the limited time and resources available to the Company and (4) the significant expenses required to continue to fund the Company’s business, including for the ongoing commercialization of ORLYNVAHTM against a backdrop of modest sales, and operating as a public company. Although the Company engaged in transaction discussions with two potential counterparties on proposed terms for the acquisition of sulopenem as part of the Company’s evaluation of strategic alternatives, neither of the counterparties were able to finalize a definitive agreement and consummate such a transaction on the required timeline and terms, given the limited cash runway for the Company. Therefore, the Board determined that continuing to pursue either transaction was not in the best interests of the Company’s creditors and shareholders and the Company has determined that there are no further reasonable avenues available at this time for an alternative strategic transaction outside the context of a liquidation.

It is intended that the Joint Provisional Liquidators will oversee a wind down of the Company’s other subsidiaries, Iterum Therapeutics US Holding Limited, Iterum Therapeutics US Limited and Iterum Therapeutics Bermuda Limited.

It is likely that the Joint Provisional Liquidators may decide to manage a withdrawal of ORLYNVAH™ from the U.S. commercial market. Any such withdrawal would be done in accordance with U.S. Food and Drug Administration (“FDA”) procedures and in consultation with the relevant third-party service providers including EVERSANA Life Science Services, LLC, and clinicians, as appropriate.

Stakeholders with questions should send any inquiries to the office of the Provisional Liquidators, Teneo Restructuring (Ireland) Limited, at Iterum.Liquidation@teneo.com.

About Iterum Therapeutics plc (in Provisional Liquidation)

Iterum Therapeutics plc (in Provisional Liquidation) is focused on delivering differentiated anti-infectives aimed at combatting the global crisis of multi-drug resistant pathogens to significantly improve the lives of people affected by serious and life-threatening diseases around the world. Iterum’s first compound, sulopenem, is a novel penem anti-infective compound, with an oral formulation and IV formulation. Sulopenem has demonstrated potent in vitro activity against a wide variety of gram-negative, gram-positive and anaerobic bacteria resistant to other antibiotics. Iterum has received approval of its New Drug Application (NDA) for ORLYNVAH™ (oral sulopenem) for the treatment of uncomplicated urinary tract infections caused by the designated microorganisms Escherichia coli, Klebsiella pneumoniae, or Proteus mirabilis in adult women with limited or no alternative oral antibacterial treatment options by the FDA and has received Qualified Infectious Disease Product (QIDP) and Fast Track designations for its oral and IV formulations of sulopenem in seven indications. For more information, please visit www.iterumtx.com.

About ORLYNVAH™

ORLYNVAH™ (oral sulopenem) is a novel oral penem antibiotic for the treatment of uUTIs. ORLYNVAH™ possesses potent activity against species of Enterobacterales including those that encode ESBL or AmpC-type ß-lactamases that confer resistance to third generation cephalosporins.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the process and potential outcomes of the potential winding up of the Company. In some cases, forward-looking statements can be identified by words such as “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “would,” “will,” “future,” “potential” or the negative of these or similar terms and phrases. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Iterum’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include all matters that are not historical facts. Actual future results may be materially different from what is expected due to factors largely outside Iterum’s control, including risks and uncertainties concerning the approval by the Irish High Court of the Company’s petition, including whether the winding up order is made by the High Court and the Joint Provisional Liquidators confirmed as Joint Liquidators; risks and uncertainties regarding the Company’s ability to effect an orderly winding up of its business; risks associated with the potential adverse impact of the winding up proceedings on the Company’s business, financial condition, liquidity and results of operations; the outcome and timing of the winding up process and any potential sale of all or some of the Company’s assets; the effect of the filing of the petition and any potential sale of all or some of the Company’s assets on its existing licenses and other contractual arrangements; the possible delisting of the Company’s ordinary shares from the Nasdaq Capital Market; any potential proceedings that may be brought by third parties in connection with the petitions or the potential sale of all or some of the Company’s assets; uncertainties regarding the ability of shareholders and other stakeholders to realize any value or recovery as part of the winding up process; and other factors discussed under the caption “Risk Factors” in its Quarterly Report on Form 10-Q filed with the SEC on November 14, 2025, and other documents filed with the SEC from time to time. Forward-looking statements represent Iterum’s beliefs and assumptions only as of the date of this press release. Except as required by law, Iterum assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.